EXHIBIT 10.3

EXECUTION VERSION

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of August 6, 2021 (the “Fifth Amendment Effective Date”) is entered into among the Credit Parties, the Guarantors, the Agents and the Lenders (each as defined below) to amend that certain Revolving Credit Agreement, dated as of August 19, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”), among Opportunity Funding SPE IV, LLC (the “Borrower”), Opportunity Financial, LLC (the “Company”), as originator (in such capacity, the “Originator”), as servicer (in such capacity, the “Servicer”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), OppWin, LLC (“OppWin”), as a Seller (in such capacity, a “Seller”; the Borrower, the Company, the Servicer, the Originator and each Seller, collectively, the “Credit Parties”) and as a guarantor (in such capacity, a “Guarantor”), OPPORTUNITY MANAGER, LLC, OPPORTUNITY FINANCIAL CARD COMPANY, LLC, OPPWIN CARD, LLC, and OppFi Management Holding, LLC, each as a guarantor (in such capacity, each a “Guarantor”), the other Guarantors from time to time party thereto, BMO Harris Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”) and the Lenders parties thereto from time to time (the “Lenders” and each, individually, a “Lender”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Servicer, the Originator, the Sellers, the Agents and the Lenders entered into the Existing Credit Agreement whereby the Lenders agreed to extend a revolving credit facility (the “Facility”) to the Borrower and the Borrower agreed to secure its Obligations under the Existing Credit Agreement by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on all of its assets; and

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

AGREEMENT

1.Definitions. Capitalized terms that are used in this Amendment (including the recitals hereto, which are herein incorporated) but are not defined herein shall have the meanings set forth in the Amended Credit Agreement, unless otherwise stated.

2.Amendments to Credit Agreement.  Effective as of the date of this Amendment and subject to satisfaction of the conditions precedent set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:

(a)Section 1.01 of the Existing Credit Agreement (Definitions) is amended by either (i) amending and restating or (ii) adding in proper alphabetical order, as applicable, the following defined terms, each to read as follows:

“Adjusted EBIT (Company)” means, with reference to any period, Net Income of the Company for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state and local income taxes for such period, (c) one-time expenses incurred during such period (and prior to the Fifth Amendment Effective Date) in respect of the SPAC Transaction in an aggregate amount not to exceed $[***], and (d) ongoing charges and expenses incurred during such period in respect of SPAC Warrant Liabilities in an aggregate amount not to exceed $[***] in any period of twelve consecutive months; provided that, solely for purposes of calculating Adjusted EBIT (Company) for any measurement period ending on or prior to December 31, 2021, the addback set forth in this clause (d) shall not be subject to any cap.

“Adjusted EBITDA (Company)” means, with reference to any period, Net Income of the Company for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) one-time expenses incurred during such period (and prior to the Fifth Amendment Effective Date) in respect of the SPAC Transaction in an aggregate amount not to exceed $[***], and (e) ongoing charges and expenses incurred during such period in respect of SPAC Warrant Liabilities in an aggregate amount not to exceed $[***] in any period of twelve consecutive months; provided that, solely for purposes of calculating Adjusted EBITDA (Company) for any measurement period ending on or prior to December 31, 2021, the addback set forth in this clause (e) shall not be subject to any cap.

“Bank Products” means (a) each and any of the following bank products and services provided to the Borrower or any Guarantor or any of its Subsidiaries by any Lender or any of its Affiliates:  depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (b) any and all letters of credit issued by the Administrative Agent or any of its Affiliates in favor of the Borrower or any Guarantor or any of its Subsidiaries.

“Cash Collections” means all cash collections received by the Company and its Subsidiaries from any Person in respect of any finance receivables, including all principal, interest, fees and cash payoffs payable to the Company and its Subsidiaries under or in connection with any finance receivables.

“Fifth Amendment” means that certain Amendment No. 5 to Revolving Credit Agreement dated as of August 6, 2021, by and among the Credit Parties, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” has the meaning assigned thereto in the Fifth Amendment.

“Interest Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) Adjusted EBIT (Company) for the six month period then ended to (b) Interest Expense paid or required to be paid in cash for the same six month period (including interest due during such period that is deferred to a later date, but not including any payment-in-kind interest that is capitalized to principal during such period), in each case for the Company on a consolidated basis in accordance with GAAP.

“Net Income” means, with reference to any period for any Person, the net income (or net loss) of such Person for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, such Person or another Subsidiary of such Person, (b) the net income (or net loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries during such period, and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.

“Scheduled Termination Date” means September 30, 2021.

“SPAC Warrant Liabilities” means any and all liabilities in respect of warrants issued by FG New America Acquisition Corp. prior to the closing of the SPAC Transaction.

“Total Adjusted Debt (Company)” means, at any time the same is to be determined, (a) total liabilities of the Company, determined on a consolidated basis in accordance with GAAP, minus (b) the principal amount of, and any accrued noncurrent pay interest on, Qualifying Subordinated Debt, in each case, determined on a consolidated basis in accordance with GAAP, minus (c) the aggregate amount of the SBA PPP Loan then outstanding, minus (d) the aggregate amount of SPAC Warrant Liabilities then outstanding.

(b)The following new sentences are added to the end of Section 3.2(a) of the Existing Credit Agreement (Conditions Precedent) to read as follows:

Notwithstanding anything to the contrary contained herein, following the occurrence and during the continuance of a Tier 1 Collateral Trigger, the Lenders shall not be required make any Loan hereunder until such time as the Administrative Agent has reviewed and discussed such Tier 1 Collateral Trigger with Borrower and determined in its sole and absolute discretion that it is comfortable with the Lenders continuing to make Loans hereunder notwithstanding the occurrence and continuance of such Tier 1 Collateral Trigger (a “Continued Lending Determination”).  The Administrative Agent shall promptly notify the Borrower and the Lenders of any Continued Lending Determination made in accordance with the foregoing.

(c)Section 5.11 of the Existing Credit Agreement (Financial Covenants) is amended and restated in its entirety to read as follows:

Section 5.11.Financial Covenants.

(a)Company Financial Covenants.

(i)Total Adjusted Debt to EBITDA Ratio.  As of the last day of each fiscal month ending on or after July 31, 2021, the ratio of (x) Total Adjusted Debt (Company) to (y) Adjusted EBITDA (Company) shall not be greater than [***] to 1:00.

(ii)Interest Coverage Ratio.   As of the last day of each fiscal month ending on or after July 31, 2021, the Interest Coverage Ratio shall not be less than (x) to the extent Liquidity as of the last day of such fiscal month is less than $[***], [***] to [***] or (y) to the extent Liquidity as of the last day of such fiscal month is greater than or equal to $[***], [***] to [***].

(iii)Cash Collection Ratio.  As of the last day of each fiscal month ending on or after July 31, 2021, for the six (6) months then ended, the ratio (expressed as a percentage) of (x) the average Cash Collections during such six-month period to (y) the average total principal balance of consumer installment loans, consumer lines of credit and other finance receivables of the Company and its Subsidiaries over such six-month period shall be no less than [***]%.

(iv)Maximum Net Charge-Offs.  As of the last day of each fiscal month ending on or after July 31, 2021, for the six (6) months then ended, the ratio (expressed as a percentage) of (A) charge-offs of consumer installment loans, consumer lines of credit and other finance receivables of the Company and its Subsidiaries (net of recoveries thereon) in accordance with the Credit Policies during the six (6) months then ended to (B) the average month-end balance of consumer installment loans, consumer lines of credit and other finance receivables of the Company and its Subsidiaries over the six (6) month period then ended (exclusive of interest and fees before any allowance and fair market value premium mark up), shall not be greater than [***]%.

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the undersigned hereby acknowledge and agreed that, upon effectiveness of the Fifth Amendment, the only financial covenants required to be tested pursuant to this Section 5.11(a) as of the measurement period ending July 31, 2021 are the foregoing financial covenants, as amended and restated by the Fifth Amendment.

(b)Borrower Financial Covenants.

(i)Adjusted Tangible Net Worth (Borrower).  As of the last day of each fiscal month ending on or after July 31, 2021, Adjusted Tangible Net Worth (Borrower) shall not be less than $[***].

(ii)Loan Receivable Quality Ratio. As of the last day of each fiscal month ending on or after July 31, 2021, the Loan Receivable Quality Ratio shall be less than [***]%.

(iii)Minimum Commitment Availability.  Commencing with the Fifth Amendment Effective Date and at all times thereafter, Commitment Availability shall be equal to or greater than $[***].

(iv)Restricted Payments.  The Borrower shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its Securities, or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its Securities or any warrants, options, or similar instruments to acquire the same, in each case without the prior written consent of the Administrative Agent, other than tax distributions up to the Permitted Tax Distribution Amount.

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the undersigned hereby acknowledge and agreed that, upon effectiveness of the Fifth Amendment, the only financial covenants required to be tested pursuant to this Section 5.11(b) as of the measurement period ending July 31, 2021 are the foregoing financial covenants, as amended and restated by the Fifth Amendment.

(d)A new Section 11 (SBA PPP Loan Provisions) is added to the Existing Credit Agreement immediately following Section 10 thereof, to read as follows:

Section 11.SBA PPP Loan Provisions.

Section 11.1Defined Terms.  The following terms shall have the meanings set forth below:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations, as amended from time to time.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a loan incurred by the Company under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“SBA PPP Loan Date” means the date on which the Company receives the proceeds of the SBA PPP Loan.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

Section 11.2.SBA PPP Loan. Notwithstanding anything contained in this Agreement or the other Loan Documents, including any restrictions on the ability of the Company to incur Indebtedness, the Company may incur Indebtedness in the form of the SBA PPP Loan.

Section 11.3Affirmative Covenants.

(a)The Company shall (i) use all of the proceeds of the SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of the SBA PPP Loan, which as of the date hereof requires that the Company use not less than 75% of the SBA PPP Loan proceeds for CARES Payroll Costs and (ii) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.

(b)The Company shall (A) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (B) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act within 30 days after the last day of the eight week period immediately following the SBA PPP Loan Date and (C) provide the Administrative Agent with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan lender in connection with the forgiveness of the SBA PPP Loan.

(d)Failure to comply with this Section 11.3 shall constitute an Event of Default under the Credit Agreement.

(e)Exhibit C-2 attached to the Existing Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit C-2 attached hereto and made a part hereof.

3.Limitation of Amendments.

(a)The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written.  This Amendment does not, and shall not be construed to, constitute a waiver of any past, present or future violation of the Credit Agreement, the other Credit Documents or any other related document, and shall not, directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect any Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement, any other Credit Document or any other related document (all of which rights are hereby expressly reserved by the Agents and Lenders), (ii) except as specifically set forth herein, amend or alter any provision of the Credit Agreement, any other Credit Document or any other related document, (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any of its Affiliates or any right, privilege or remedy of any Agent or any Lender under the Credit Agreement, any other Credit Document or any other related document or (iv) constitute any consent (deemed or express) by any Agent or any Lender to any prior, existing or future violations of the Credit Agreement, any other Credit Document or any other related document.  There are no oral agreements among the parties hereto, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation of the Credit Agreement, any other Credit Document or any other related document.

(b)This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement, as amended by this Amendment, and each other Credit Document are hereby ratified and confirmed and shall remain in full force and effect, except that on and after the date hereof all references in the other Credit Documents to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean and refer to the Amended Credit Agreement.

4.Representations and Warranties.

(a)Each Credit Party and Guarantor affirms that the execution, delivery and performance of this Amendment and the performance by it of the Amended Credit Agreement have been duly authorized by all necessary action, and it has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Amended Credit Agreement.

(b)Each Credit Party and Guarantor represents and warrants that this Amendment and the Amended Credit Agreement constitute its legally valid and binding obligations, enforceable against it in accordance with the respective terms hereof and thereof, except as enforcement may be limited by equitable principles (regardless of whether enforcement is sought in equity or at law) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c)Each Credit Party and Guarantor (with respect to itself) represents and warrants that the representations and warranties contained in Section 4 of the Existing Credit Agreement are true and correct in all material respects after giving effect to this Amendment on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default exists (after giving effect to this Amendment) or would result from this Amendment becoming effective in accordance with its terms.

5.Conditions Precedent to Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:

(a)The Administrative Agent shall have received this Amendment duly executed by the Credit Parties, the Guarantors, and the Lenders.

(b)The Borrower shall have paid to the Agents and the Lenders, as applicable, all outstanding Permitted Expenses.

(c)Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

6.Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Credit Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Credit Documents are ratified and confirmed as of the Effective Date and shall continue in full force and effect. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations under the Credit Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Credit Parties, the Guarantors, the Agents and the Lenders agree that the Credit Agreement and the other Credit Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

7.Reaffirmation of Guarantors.

(a)The Company heretofore executed and delivered to the Administrative Agent a Guaranty Agreement dated as of August 19, 2019 (the “Original Guaranty”).  This Amendment and the Guaranty provided for in Section 10 of Annex I attached hereto amends, restates and supersedes the Original Guaranty and does not extinguish any of the Guaranteed Indebtedness (as defined therein), all of which continue to be guaranteed by the Company under the terms and conditions of the Guaranty provided for in Section 10 of Annex I attached hereto.  In addition, each of OppWin, OPPORTUNITY MANAGER, LLC, an Illinois limited liability company, OppFi Management Holdings, LLC, a Delaware limited liability company, OPPORTUNITY FINANCIAL CARD COMPANY, LLC, a Delaware limited liability company, and OPPWIN CARD, LLC, a Delaware limited liability company, hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, including without limitation Section 10 of Annex I attached hereto, effective from and after the date hereof.

(b)Each Guarantor hereby represents and warrants that its Guaranty and each other Credit Document to which such Guarantor is a party is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  Each Guarantor confirms that the representations and warranties set forth in the Credit Agreement and the other Credit Documents made by such Guarantor are true and correct as to such Guarantor in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date) and each Guarantor shall comply with each of the covenants set forth in the Credit Agreement and the other Credit Documents applicable to it.  Without limiting the generality of the foregoing, each Guarantor hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 10 thereof, to the same extent and with the same force and effect as if such Person was an original signatory party thereto.

8.Reference to Credit Agreement; Amendment as a Credit Document.  Each of the Credit Agreement and the other Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Credit Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.  Each Credit Party and Guarantor acknowledges and agrees that this Amendment constitutes a “Credit Document.”

9.Expenses of Agents and Lenders. Each Credit Party agrees to pay, jointly and severally, promptly after demand, all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the negotiation, preparation, execution and delivery of this Amendment in accordance with Section 9.2 of the Amended Credit Agreement.

10.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders, the Credit Parties, the Guarantors, and their respective successors and permitted assigns, except that the Credit Parties and the Guarantors may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

12.Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agents of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

13.No Waiver. Other than as specifically set forth in Section 2, nothing contained in this Amendment shall be construed as an amendment or waiver by the Agents or the Lenders of any covenant or provision of the Credit Agreement, the other Credit Documents, this Amendment, or of any other contract or instrument among the Credit Parties, the Guarantors, the Lenders and the Agents, and the failure of the Lenders and the Agents at any time or times hereafter to require strict performance by the Credit Parties and the Guarantors of any provision thereof shall not waive, affect or diminish any right of the Agents to thereafter demand strict compliance therewith. The Agents and Lenders hereby reserve all rights granted to each of them under the Credit Agreement, the other Credit Documents, this Amendment and any other contract or instrument among the Credit Parties and the Guarantors and any one or more of the Agents and the Lenders.

14.Release.  To the extent permitted by applicable law, no Credit Party and no Guarantor shall assert, and each Credit Party and each Guarantor hereby waives, any claim against the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, arising out of, in connection with, as a result of, or in any way related to this Amendment and each Credit Document on or before the date of this Amendment and each of Credit Party and Guarantors hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

15.Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

16.Applicable Law. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

17.Final Agreement. THE CREDIT AGREEMENT, AS AMENDED HEREBY, CONSTITUTES THE ENTIRE CONTRACT BETWEEN AND AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER THEREOF.

18.Time. Time is of the essence of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

OPPORTUNITY FUNDING SPE IV, LLC,
as Borrower

By:	/s/ Shiven Shah
	Name:	Shiven Shah
	Title:	Chief Financial Officer

Opportunity Financial, LLC, its individual capacity, as Originator, Servicer, a Guarantor and a Seller
OppWin, LLC, as a Guarantor and a Seller
Opportunity Manager, LLC, as a Guarantor
OppFi Management Holdings, LLC, as a Guarantor
OPPORTUNITY FINANCIAL CARD COMPANY, LLC, as a Guarantor
OPPWIN CARD, LLC, as a Guarantor

By:	/s/ Shiven Shah
	Name:	Shiven Shah
	Title:	Chief Financial Officer

Signature Page to Amendment No. 5 to Revolving Credit Agreement

BMO Harris Bank N.A., as Administrative Agent, Collateral Agent, and sole Lender

By:	/s/ Robert Bomben
Name: Robert Bomben
Title: Director

Signature Page to Amendment No. 5 to Revolving Credit Agreement

Exhibit C-2

[Form Of] Compliance Certificate For Opportunity Funding SPE IV, LLC

To:	BMO Harris Bank N.A., as Administrative Agent
under, and the Lenders party to, the Credit
Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Revolving Credit Agreement, dated as of August 19, 2019 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among Opportunity Funding SPE IV, LLC (the “Borrower”), Opportunity Financial, LLC, as the Servicer, the Originator and a Seller, OppWin, LLC, as a Seller, BMO Harris Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and each of the Lenders from time to time party thereto (collectively, the “Lenders”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned Hereby Certifies That:

1.I am the duly elected __________ of the Borrower and _______ of the Company;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default or Servicer Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.The financial statements required by Section 5.9 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s and the Company’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.  In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

Opportunity Funding SPE IV, LLC

By

Name
Title

Opportunity Financial, LLC

By

Name
Title

Schedule I To Compliance Certificate

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